SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated October 18, 2012, entitled-"SILVER FALCON MINING, INC. (SFMI) PROVIDES OPERATIONAL UPDATE ON SINKER TUNNEL PROJECT AND ON DIAMOND CREEK FACILITIES"

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) PROVIDES OPERATIONAL UPDATE ON SINKER TUNNEL PROJECT AND ON DIAMOND CREEK FACILITIES

Bradenton, Florida- October 18, 2012- Silver Falcon Mining, Inc. (SFMI.OTCBB) provides an operational update on a variety of ongoing activities at its Sinker Tunnel Project and at both its Diamond Creek Mill and Metallurgical Facilities.

Sinker Tunnel Project Drilling Update

The Company’s site plan covering the equipment and securing of the Sinker tunnel area, necessary to support the underground , work has been approved by the Bureau of Land Management.

Equipment necessary for work to begin in the Sinker Tunnel has arrived on site and is being made ready for use.

SFMI has acquired a loader, excavator, mine personnel carrier, and snow plow.  The Company anxiously awaits the arrival of its drilling equipment to finally begin a giant step forward in its business plan as to drilling inside the mountain for proven reserves.

The “lead hand” for tunnel work has been hired, a total of 15 people have been MSHA certified for underground work, and the secure fencing has been installed around the perimeter.

Once core results from drilling become available, this data will translate into the much awaited instrument NI-43-101. Information published in this document gives shareholder validated proofs of qualities and quantities of ore bearing amounts, giving shareholders more detailed information about the value of their share ownership.

Metallurgical Lab Update

Shareholders present at the annual meeting held September 21, 2012 at SFMI’s Diamond Creek Mill Facility, saw the ongoing progress towards completion of the Diamond Creek Metallurgical Lab. The lab is expected to be fully operational in the ensuing weeks.

Management and Company personnel provided attending shareholders a smelted dore pour, the largest precious metal dore pour to date, approximately 240 oz.

Management continues its delivery of dore to Republic Metals Refinery on a monthly basis.  Revenues received from refinery transaction will be reported in forthcoming US SEC Form 10-Q’s and Form 10-K’s.

The Company’s management team is working under the umbrella of the Idaho Department of Environmental Quality (DEQ) to coordinate with all the various agencies involved so as to obtain certification on SFMI’s plans to construct and operate the closed circuit leaching unit. Once operational, this allows SFMI to extract the 5 to 6 million dollars of precious metals assayed on the 30,000 tons of tailings previously brought down from War Eagle Mountain.

Mill Update

Additionally, at the very well attended shareholders meetings, attendees were shown all of the mill expansion and the ongoing installation of the floatation circuit.

The Company’s recently purchased water truck is now on site and in operation, making SFMI compliant on the dust control portion of its EPA air quality permit.

Board of Directors update

The Company’s Board of Directors has been evaluating changes to its current board membership.  Once a final determination is made, The Chairman of the Board at SFMI will notify its shareholders in a timely manner, applicable under the Rules and Regulation outlined by the US SEC.

About Silver Falcon Mining, Inc.

SFMI has mineral rights to approximately 1,200 acres on War Eagle Mountain in southern Idaho, Its Diamond Creek Mill is situated at the foot of War Eagle Mountain and is serviced by 6.2 miles of paved roads from State Highway 78. It maintains year round access to the Sinker Tunnel which will facilitate underground mining of the rich veins crisscrossing the mountain above it and will provide the area population, with employment and services.

Silver Falcon Mining, Inc., $SFMI, cautions that the statements made in this press release constitute forward looking statements, and not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: October 22, 2012	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer